EXHIBIT 32.1

Section 906 Certification by the Chief Executive Officer and Chief Financial Officer

     Each of Thomas J. Mazzarisi, Chief Executive Officer, and Stephen J. Schoepfer, Chief Financial Officer, of JAG Media Holdings, Inc., a Nevada corporation (the “Company”) hereby certifies pursuant to 18 U.S.C. ss. 1350, as added by ss. 906 of the Sarbanes-Oxley Act of 2002, that, to their knowledge:

     (1) The Company’s periodic report on Form 10-Q for the period ended April 30, 2009 (“Form 10-Q”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

     (2) The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operation of the Company.

/s/ Thomas J. Mazzarisi	/s/ Stephen J. Schoepfer

Name: Thomas J. Mazzarisi Title: Chief Executive Officer	Name: Stephen J. Schoepfer Title: Chief Financial Officer

Date: June 18, 2009